Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2015, relating to the consolidated financial statements of Ascendis Pharma A/S and subsidiaries, appearing in the Annual Report on Form 20-F for the year ended December 31, 2014.

Deloitte Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark
March 26, 2015

/s/ Jens Sejer Pedersen	/s/ Flemming Larsen
State Authorised	State Authorised
Public Accountant	Public Accountant